SLM Corporation Q2 2010 Investor Presentation

This quarterly presentation contains forward-looking statements and information based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about our beliefs or expectations and statements that assume or are dependent upon future events, are forward looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, increases in financing costs; limits on liquidity; any adverse outcomes in any significant litigation to which we are a party; our derivative counterparties terminating their positions with the Company if permitted by their contracts and the Company substantially incurring additional costs to replace any terminated positions; and changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could be affected by: changes in or the termination of various liquidity programs implemented by the federal government; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in the composition of our Managed FFELP and Private Education Loan portfolios; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments, and in the securitization markets, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in general economic conditions; changes in prepayment rates and credit spreads; and changes in the demand for debt management services. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this quarterly presentation are qualified by these cautionary statements and are made only as of the date of this document. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company's expectations. Forward-Looking Statements 2

SLM Corporation Overview 3

SLM Corporation #1 originator of student loans in the U.S. education lending market #1 servicer and collector of student loans in the U.S. currently servicing $201.0 billion in assets including $25.9 billion for third parties, including the Department of Education (ED) Fully independent private sector company with scale and a broad franchise, traded on the NYSE $183.6 billion managed student loan portfolio, 81% of which is U.S. government guaranteed At quarter-end, 96% of managed student loans were funded with term liabilities As of June 30, 2010 4

Life stage Customer Strategy Sallie Mae offers an unmatched, integrated suite of Saving, Planning, and Paying for College SM products and services 5

SLM Corporation Update Student Loan Reform Passed with Health Care Reform-Signed into Law 3/24/2010 US Government will be sole originators of federal guaranteed student loans effective 7/1/2010 Managed student loans outstanding increased to $184 billion at 6/30/2010 Originated $3.1 billion in federal student loans in Q2 2010 Originated $219 million private education loans in Q2 2010 Student loan legislation, Ensuring Continued Access to Student Loan Act (ECASLA), passed by Congress in May 2008, expires July 2010 ED Loan Purchase Commitment Program At 6/30/2010, $20.1 billion of loans funded under this program ED Conduit - Straight A Funding launched 5/11/2009, no new advances as of June 30, 2010, and set to expire January 19, 2014 Funding $16.0 billion of loans at 6/30/10 Completed $1.2 billion FFELP ABS in Q2 2010 "Core Earnings" net income for Q2 2010 of $209 million including restructuring charges and debt repurchasing gains "Core Earnings" operating expenses for Q2 2010 totaled $312 million representing a 5% increase from the prior-year period Upromise manages $23 billion in 529 college savings plans with 12 million members enrolled in the member rewards programs 6

A Brief Corporate History 1 Currently known as the Federal Family Education Loan Program (FFELP). SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings SLM Corporate Debt Ratings Moody's S & P Fitch Long-Term Ba1 BBB- BBB- Short-Term Not-Prime A-3 F3 Outlook Neg. Neg. Stable Managed Loan Portfolio Managed Loan Portfolio Managed Loan Portfolio Loan Type $B % FFELP Loans $148.4 80% Private Education 35.2 20% Total Portfolio $ 183.6 100% As 6/30/2010 As of 6/30/2010 7

Q2 10 "Core Earnings" Summary ($ millions), except per share amounts Q2 10 Q1 10 Q2 09 EPS (Reported) $0.39 $0.39 $0.31 Economic Floor Income EPS not reported in "Core Earnings" $0.00 $0.01 $0.17 Net Income Attributable to SLM $209 $212 $170 Net Interest Income $759 $702 $457 Net Interest Margin 1.54% 1.46% 0.91% Loan Loss Provision $382 $359 $402 Fee and Other Income - Excluding Debt Repurchase Gains $217 $246 $203 Debt Repurchase Gains $91 $90 $325 Operating Expenses $337 $318 $298 Tangible Capital Ratio 1.9% 1.7% 1.7% Average Managed Student Loans $184,571 $181,533 $188,490 8

Fee Income & Other Income APG is re-focused on student loan contingency and collections Loan Servicing including ED Servicing Contract Currently 2 million accounts Collecting on behalf of the Dept of Education for close to ten years Guarantor Servicing for student loans Contingency Inventory of $12 billion at 6/30/2010 - 81% student loans Upromise - largest private source of 529 plans 9 (CHART)

Lending Segment Earnings Detail ($ millions) Q2 10 Q1 10 Q2 09 FFELP Originations $3,110 $7,713 $3,706 Private Originations $219 $840 $387 Total Originations $3,329 $8,553 $4,093 Average Managed Student Loans $184,571 $181,533 $188,490 Net Interest Income after Provision - FFELP $333 $280 $39 Net Interest Income after Provision - Private $45 $69 $15 Net Student Loan Spread - Total 1.75% 1.64% 1.17% Net Student Loan Spread - Private Education 4.61% 4.56% 4.50% Net Student Loan Spread - FFELP 1.04% 0.90% 0.39% Economic Floor Income not included in Net Student Loan Spread 0.00% 0.01% 0.26% Operating Expenses $194 $166 $155 OpEx Annualized as a % Average Managed Student Loans 0.42% 0.37% 0.33% 10

Dept. of Education / Government Funding Programs Loan Purchase Commitment Program - 5/21/08 Eligible collateral - certain 2008 - 2010 FFELP loans Funded at CP +50 bps Par put + $75/per loan fee and origination fee rebate Straight A Conduit Program Launched - Announced 11/08/08, Launched 5/11/09 Collateral originated 10/03 - 9/09 eligible Program term: 5 yrs; Facility Matures: 1/19/2014 No new advances permitted after June 30, 2010 Liquidity provided by the Federal Financing Bank (a division of Treasury) Expired Programs TALF-NY Fed and Treasury to provide consumer ABS support - Launched March 17, 2009, Expired 3/31/10 Eligible collateral - AAA rated Card, Auto, Small Business and Student Loan securities Includes Consolidation and Private Credit student loans originated post 5/1/07 Fed provided funding, rates and haircuts 11

Federal Student Loan Market Outstanding Government Student Loan Market Distribution FFYE 9/30/2009 Market Distribution FFYE 9/30/2009 Market Distribution FFYE 9/30/2009 Top 10 Holders of FFELP Loans FFYE 9/30/09 FFYE 9/30/09 FFYE 9/30/09 Sources: US Department of Education Report 4/2010, Federal Budget Request 2011 12

SLM Corporation Three Distinct Aspects of the Business Model FFELP Loan Portfolio and Guarantor Collection and Servicing Existing portfolios generating substantial income and cash flow Cash strengthens balance sheet Servicing cash flows are super senior Residual cash flows are stable due to minimal credit risk Cash flow enhances the ability to service debt Opportunities exist to acquire portfolios from 3rd parties - SLM has purchased $1.3 billion YTD Private Education Loan Originations and Portfolio Ongoing business with significant long term value Legacy portfolio quality vastly improved Q2 2010 originations average FICO of 735 with 77% cosigner rate Sallie Mae Servicing Attractive fee business with little capital required & high return on equity New 5-year ED servicing contract will provide rapid growth Opportunities exist to expand services provided including industry consolidation Efficient cost structure and top performer 13

Office of the Chief Executive Officer Al Lord, Chief Executive Officer Jack Hewes, Sr. EVP & Chief Lending Officer Jim Truitt, SVP & Chief Compliance Officer David West, SVP & Chief Credit Officer Jack Remondi, Vice Chair & Chief Financial Officer Kara West, VP Risk Assessment Mark Heleen, EVP & General Counsel Joe DePaulo, EVP & Chief Marketing Officer 14

The U.S. Student Loan Market SLM Corporation 15

Favorable Student Loan Market Trends Source: College Board Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment-weighted (CHART) Higher Education Enrollment (millions) Source: National Center for Education Statistics Note: Total enrollment in all degree-granting institutions; middle alternative projections for 2010 onward Annual Cost of Education ($ thousands) (CHART) Source: President's 2011 Budget. Gross commitments by fiscal year Note: Excludes consolidation volume Federal Student Loan Origination Volume ($bn) (CHART) '02-'08 CAGR: 12% '08-'14 CAGR: 6% Relationship Between Higher Education, Income and Employment (CHART) Source: U.S. Census Bureau, Current Population Survey, 2008 Annual Social and Economic Supplement. Represents median earnings for a full time, year-round worker over age 25. Unemployment data as of Jan. 2010. Represents unemployment for civilian non-institutional population over age 25. Unemployment Average annual income (CHART) 16

College Grads Experience Lower Levels of Unemployment Source: U.S. Department of Labor, Bureau of Labor Statistics as of 6/30/2010 17 (CHART)

Originated over $3.1 billion of loans in the quarter FFELP Loan Originations FFELP Loan Originations 18

Private Education Loan originations declined as result of an increase in federal student loan limits, an overall increase in the use of federal student loans as well as an increase in federal grants. Private Education Loan Originations Private Education Loan Originations 19

The Private Education Loan Market Consumer loans made to students and parents specifically to fund the cost of undergraduate, graduate and other forms of post-secondary education Typically used to bridge the funding gap between grants, aid and FFELP loans, and the increasing cost of higher education Supplement U.S. Government guaranteed student loans, but not guaranteed by the U.S. Government Typically offered with floating interest rates, with loan margins set based on the credit quality of the borrower and/or cosigner Generally 5 to 15 years in maturity Private Education Loans 20

SLM's Private Education Loan Portfolio Private Education Loan Portfolio Characteristics $35 billion of managed outstandings at 6/30/2010 19% of SLM's managed student loan portfolio Risk-based pricing Approximately 58% of portfolio has a cosigner, typically a parent Higher education loans typically non-dischargeable in bankruptcy Integrated underwriting, servicing and collections Note: All figures as of June 30, 2010. 21

SLM's New Private Education Loan Product Smart Option Product - Launched 3/23/09 Eliminates negative amortization during the school and grace period while reducing the average life from 9.5 years to 5.5 years Repayment term is driven by cumulative amount borrowed and grade level Requires interest only payment during in-school period with open option to pay P&I Eliminates capitalization of interest, reducing total interest paid Full communication with borrower during in-school period Full collection activities employed at both the student and cosigner level Develops habit and responsibility of payment Limits propensity to accumulate additional debt given in-school payment requirement 22

(CHART) Private Education Loan Market Opportunity Private education loans help bridge the gap between funding available through government-sponsored programs and the increasing cost of education (CHART) Cost of College AY 2009-2010 Based on a Four-Year Term ED Lending Limit $31,000 Cost of attendance gap ED Lending Limit $31,000 Source: College Board, Trends in College Pricing, U.S. Department of Education 2009 Cost of College AY 1999-2000 Based on a Four-Year Term Cost of attendance gap 23

Private Credit Originations 2008-09 academic year market share approximately 44% Source: College Board, Trends in Higher Education Series (2009). 2008-2009 industry data is preliminary. Data reported by academic year, SLM quarterly data converted to academic year basis. 24 (CHART)

SLM Private Credit Lending Statistics (with PC Consolidation & Career Training Loans) 25 Note: Numbers may not add due to rounding * The 'other' category is comprised primarily of Career Training and Private Consolidation Loans.

Credit Quality SLM Corporation 26

Loan Losses Loan Losses Loan Losses (CHART) + = Private Education Loans(2) 19% U.S. Government Guaranteed Loans(2) 81% Charge-Offs (1) = 0.06% Charge-Offs (1) = 3.42% Total Charge-Offs (1) = 0.73% All data as of June 30, 2010. Annualized Managed FFELP charge-offs as a percentage of average managed FFELP assets. Annualized Managed Private Education Loan charge-offs as a percentage of average managed Private Education Loan assets. Annualized Total charge-offs as a percentage of average managed FFELP and Private Education Loan assets. Percentages of Total managed student loan portfolio based upon average portfolio balances Total Managed Student Loan Portfolio(2) (CHART) 27

FFELP Education Loan Portfolio (1) "Core Earnings" FFELP Loan spread, before provision. Charge-offs as a percentage of average Managed FFELP Loans . 28 (CHART)

Private Education Loan Portfolio (1) "Core Earnings" Private Education Loan spread, before provision. Charge-offs as a percentage of average Managed Private Education Loans in repayment. 29 (CHART)

SLM Private Credit Default Emergence Profile Payments Made (CHART) 30 1 Excludes Sallie Mae Smart Option, LAW, MED, MBA, & bar-study/residency loans

Charge-offs driven by Non-Traditional loans Non-Traditional loans represent approximately 11% of the Private Education Loan portfolio Higher quality loans entering repayment in 2009 and 2010 Charge-off Trends Mix of Traditional vs. Non-Traditional 31 (CHART) (CHART)

(1) Charge-offs as a percentage of average loans in repayment annualized for the quarters presented Managed Private Education Loan Portfolio Performance 32

Improving Portfolio Quality 33 * Projected

Portfolio Quality Improving Non-Traditional charge-off rate is 5x greater than Traditional 77% of Q2 10 loan originations had cosigners, an increase from 75% in Q2 09. Non-cosigned loans charge off at more than twice the rate of cosigned loans Amount of non-cosigned loans entering repayment have begun to decline Note: Amounts in years 2010-2015+ are projected Amounts shown above represent the dollar amount of loans that will enter repayment 34 (CHART) (CHART)

Private Education Loan Portfolio Performance Changes in SLM's forbearance policies and the economic downturn have adversely impacted the performance of our Managed Private Education Loan portfolio including accelerating the timing of charge-offs Delinquency trends have improved, as the impact of forbearance changes passed through the system. 35 (CHART)

Servicing: A Competitive Advantage SLM Corporation 36

SLM Servicing #1 servicer and collector of student loans in the U.S. currently servicing $201.0 billion in assets including $25.9 billion for third parties SLM borrowers total 10 million Awarded ED servicing contract in June 2009 Servicing under contract initiated in August 2009 Contract to span 5 years with one, five-year renewal option Currently 2 million accounts, $19.8 billion serviced under ED contract Servicing on new Direct Loans expected to begin in August 2010 37

SLM's Competitive Advantage SLM has a distinct competitive advantage in all facets of the education loan market. Best in Class Vertically Integrated Origination/ Servicing/Collections Strongest National Brand in Education with Consumers and Schools State-of-the-Art Loan Delivery Platform Largest & Most Experienced Sales Team Breadth of Products & Services $201B of Loans Serviced, 10 million Customers Economies of Scale Singular Focus & Scale Note: Figures as June 30, 2010 38

OPERATIONS LOCATIONS



Whitewater, WI
• Collections
Cincinnati, OH (GRC)
• Collections
New York State Arcade, Perry, Horseheads,
• Collections
Niles, IL (AFS)
• Collections
Newton (Upromise) &Swansea(BOS), MA
• Tuition Payment
Wilkes-Barre, PA
• Servicing
• Call Center
• Collections
Murray, UT
• Sallie Mae Bank
Moorestown, NJ
• Collections
Newark, DE
• Credit &Collections
Fishers, Muncie, IN
•Collections
• Information Technology
• Servicing
• Fulfillment
Lynn Haven, FL
• Originations
• Call Center
Washington, DC
• Government Relations
Reston Headquarters, VA
• Finance
• Legal
• Information Technology
Corporate Headquarters

Note: SLM has announced that the Lynn Haven, Florida site will be closing at the end of 2010 and the functions performed there either transferred to other sites or eliminated. SLM has announced that the Newark, DE facility will be designated corporate headquarters effective March 31, 2011.

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Funding Diversity and Liquidity SLM Corporation 40

Q2 2010 Capital Markets Summary Realized gains of $91 million on $1.4 billion debt repurchases Issued $1.2 billion of Stafford/PLUS FFELP ABS Concurrent offerings of $869 million 2010-B & $1.7 billion 2010-C Refinanced $1.5 billion SLM Private Education Loan Trust 2009-A ABS issue $875 million sold to investors; $1.7 billion financed under TRS facility Total net proceeds of the concurrent transactions: $1.0 billion Bank ABCP facility reduced to $6.2 billion outstanding 41

Recent ABS Transactions Recent ABS Transactions Transaction: Private Credit TALF-EligibleMarch 2010-A July 2010-B July 2010-C Issuance Size: $1.550 B $0.869 B $1.701 B Registration Type: 144A 144A 144A Indicative Pricing: 1-mo LIBOR + 325Prime - 5 $303 M @ 1-mo LIBOR + 192Remainder funded at TRS facility $451 M @ 1-mo LIBOR + 165$209 M @ 1-mo LIBOR + 265Remainder funded at TRS facility 42

Liquidity Position Detail SLM has $1.6 billion in unsecured revolving credit facilities. The Company has never drawn on these facilities. $1.9 billion of our unsecured revolving facilities was due mature in October 2010, and was retired in May 2010, and $1.6 billion matures in October 2011 43 Note: Numbers may not add due to rounding. * Capacity unlimited through July 1, 2010 ($ in billions) 6/30/2010 3/31/2010 12/31/2009 Sources of Primary Liquidity: ED Purchase and Participation Program Unlimited* Unlimited* Unlimited* Unrestricted Cash & Liquid Investments $ 6.7 $ 7.6 $ 7.4 Unused Commercial Paper and Bank Lines of Credit 1.6 3.5 3.5 FFELP ABCP Facilities 3.5 1.4 1.7 Total Sources of Primary Liquidity $ 11.8 $ 12.5 $ 12.5

Employ conservative long-term funding model * Funded to Term includes 19% or $35.5 billion and 16% or $28.3 billion of student loans funded under the ED Purchase and Participation Program and Straight A Funding Facility as of June 30, 2010 and June 30, 2009, respectively. ** Fixed spread liabilities include .43% or $717 million and $0 of student loans funded at FHLB-Des Moines for the periods ending June 30, 2010 and June 30, 2009, respectively. (CHART) High Percentage of Student Loans Funded to Term 44

Funding Distribution At June 30, 2010, total managed borrowing was $197.1 billion 45 (CHART) *Other includes FHLB-DM facility borrowings, on balance sheet indentured trusts, and other managed borrowings as identified in the Q2 2010 SLM 10-Q.

SLM Corporate Debt and ABS Issuance SLM has issued $143 billion of long-term, corporate debt and asset- backed securities since 2005, across a broad range of maturities (1) YTD. Excludes short-term issuance under SLM's asset-backed commercial paper programs. (2) Reported at quarter closing dates, net of paydowns. (3) Includes SLM corporate debt and term asset-backed securities. Note: Totals may not add due to rounding. 46

SLM ABS Issuance Volume SLM ABS Term Issuance Volume (1) (1) Excludes outstandings under SLM's asset-backed commercial paper program. Totals may not add due to rounding. 47

SLM Corporate Debt Activity SLM Corporate Debt Issuance Volume US$ equivalent at the time of issuance. (2) Face value amounts repurchased. SLM Corporate Debt Repurchases Note: Total may not foot due to rounding. 48

Unsecured Debt Maturities Unsecured Debt Maturities Repurchased $1.4 billion of debt in Q2 10 Note: Does not include Sallie Mae Bank or Subsidiary funding 2010 2011 2012 2013 2014 2015 2016 2017 Thereafter Change from Prior Quarter ($0.9) ($0.3) (0.1) ($0.1) ($0.4) - - - - 49

Unencumbered Assets & Unsecured Debt 50 * On 1/1/10 upon adopting ASC 810 the Retained Interests were removed from the Consolidated balance sheet and the Assets and Liabilities of Off-balance sheet ABS were consolidated onto the Balance Sheet. ** Amounts include loans, cash, and accrued interest receivable less debt outstanding for all secured borrowing facilities. Amounts reflect the current balance and prior period adjustments made to account for the impact of FAS 133. Further detail of the nature of the adjustment can be found in the 2Q 2010 SLM Corporation 10-Q.

Secured Cash Flow 51 Note: Totals may not add due to rounding * Net residual represents excess distribution, net of payments on floor contracts and receipts from basis swaps Interest to be capitalized not available for On-Balance Sheet Indentured Trust balance All APBs are 2-point averages of 1/1 and 12/31 balances of the given year.

Sallie Mae Bank Bank charter Utah based ILC regulated by FDIC and Utah Department of Financial Institutions (UDFI) Charter granted October 2005 Current bank activity Originates Sallie Mae's private education loans Funded through affiliate and brokered deposits and a direct retail deposit program launched in Feb 2010 31.4% Total Risk-based Capital at June 30, 2010 Deposit taking activities Strong cash position used to fund Private Credit originations Deposits totaled $5.9 billion at June 30, 2010 $5.2 billion Brokered Deposits $441million Affiliate Deposits $242 million Retail Deposits Brokered Deposit portfolio has a weighted average maturity of 24.7 months Total deposits decreased by 3.4% in Q2 10 52

Sallie Mae Bank - Capital & Deposits *Primarily affiliate demand deposit accounts with no stated maturities 53

Risk-Adjusted Capitalization SLM Corporation 54

Capitalization SLM Corp GAAP tangible stockholders' equity as a percentage of total managed assets. Average GAAP tangible equity including preferred stock to charge-offs. SLM charge-offs based on total managed loans, annualized. 55 Q2 10 Q1 10 2009 2008 2007 Tangible Equity/Managed Assets(1) 1.9% 1.7% 2.0% 1.8% 2.0% Tangible Equity/Charge-Offs(2) 3x 3x 3x 7x 9X

Capital Allocation 0.50% 8.00% SLM allocates capital internally based on the risk of the assets it supports SLM Corp Assets Capital Allocation As of June 30, 2010 0% - 25% Cash, Investments, Other Assets & Intangibles 11% of Total Managed Assets Private Education Loans 18% of Total Managed Assets Government Guaranteed Loan Assets 71% of Total Managed Assets Based on Risk 56

FFELP Appendix SLM Corporation 57

SLM FFELP ABS Issue Characteristics

Typical SLM FFELP ABS Transaction Features

- Historical issue size of $1.0B to $5.0(+)B
- Tranches denominated in US$ or Euros
- 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure
- Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance
- Amortizing tranches, with 1 to 15(+) year average lives
- Masterservicer is Sallie Mae, Inc.

Unique Characteristics of FFELP Loan ABS

- Explicit U.S. government guarantee of underlying collateral insulates bondholders from virtually any loss of principal (1)
- Formerly a 20% risk-weighted asset, now a <10% risk-weighted under Basel II's IRB methodology
- Offer significantly higher spreads than government agency securities with comparable risk profiles
- Short (1-3 yrs), intermediate (3-7 yrs), long (7-10 yrs) and very long (10-15+ years) term tranches available at new issue and in secondary

(1) Principal and accrued interest on underlying FFELP loan collateral carry a guarantee of either 98% or 97%. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education.

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SallieMae

SLM Stafford/PLUS ABS Trusts Prepayment Analysis Annualized CPRs for SLM Stafford/PLUS ABS Trusts have decreased significantly as incentives for borrowers to consolidate have declined Historical SLM Stafford/PLUS ABS CPRs * Average CPR is the simple (non-weighted) average of four Quarterly CPR calculations for years ended June 30, 2010. Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments. 59 (CHART) (CHART)

SLM Consolidation ABS Trusts Prepayment Analysis Historical Consolidation ABS CPRs * Average CPR is the simple (non-weighted) average of four Quarterly CPR calculations for years ended June 30, 2010. Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments. CPRs for SLM Consolidation ABS Trusts have declined significantly following legislation that prevented in-school and re-consolidation of borrowers' loans 60 (CHART) (CHART)

Private Credit Appendix SLM Corporation 61

Private Credit Loan Collections Sallie Mae services and collects the loans in its managed private loan portfolio Private credit collections are conducted by a stand-alone consumer credit collections unit Managed by individuals with prior experience managing collections operations for consumer loan assets Over the past 21 months, private credit collections resources have been significantly increased and collections technology and practices enhanced Multi-variable analysis has enabled prioritization of collection efforts on higher risk borrowers Forbearance policies have been enhanced to reduce reliance on the tool, while still meeting the customer need during an economic downturn Additional workout and settlement programs have been introduced to help customers avoid default Collection workstation, dialer capabilities, and internet utilities have all been enhanced with more effective technology solutions 62

Forbearance A collections tool used to provide borrowers time to improve their ability to repay Between graduation and start of first job Economic hardship Provides borrower with time to obtain employment and income to support their obligations Applied most frequently in the first two years of repayment Granted for three month intervals, up to a maximum of 24 months Majority of loans are in forbearance for less than 12 months Placing a loan in forbearance suspends payments, with interest capitalized to the loan balance 63

Note: Based on historical data through June 30, 2010. Does not include data for 2010 trusts which have not had time to become 90 days delinquent Private Credit Trust Delinquency and Forbearance Seasoning Trends Delinquency and forbearance are highest when loans enter repayment, and diminish as loans season As the trust loans season, delinquency and forbearance are expected to decline 64 (CHART) (CHART)

Private Credit Trust Default Emergence By Years in Repayment Default Emergence By Years in Repayment Default Emergence By Years in Repayment Based on assumptions in effect as of June 30, 2010 Defaults in SLM Private Credit ABS Trusts increase as loans first enter repayment, then diminish steadily over time 65

Private Credit Trust Default Emergence By Payments Made Default Emergence By Payments Made Default Emergence By Payments Made Based on assumptions in effect as of June 30, 2010 Excludes months in forbearance. Includes months of delinquency prior to chargeoff The probability of default substantially diminishes as the number of payments made increases 66

SLM Private Education Loan Gross Defaults Actual-To-Date Actual-To-Date Actual-To-Date For SLM Private Education Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Education Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option. Charge-offs per the servicer's portfolio definition which is generally 212+ days delinquent. Includes loans for which a borrower has filed bankruptcy which have subsequently become 212+ days delinquent. Charge-offs due to a borrower's bankruptcy filing for which the loan is now current or paid off. Charge-offs due to a borrower's bankruptcy filing or death for which the loan is not current or paid off but has not become 212+ days delinquent. These loans are in various statuses including: bankruptcy stay, deferment, forbearance or delinquency. As of June 30, 2010 67

SLM Private Credit Gross Defaults Constraining Rating Agency Stress Levels at Issuance As of June 30, 2009 (CHART) 68

Private Credit ABS Trusts Forbearance Forbearance usage is typically highest when loans enter repayment, and declines as loans season Use of forbearance as a collection tool peaked in early 2008, and has since declined, as a result of changes in the forbearance strategy The decline in forbearance has resulted in increased delinquency and default in the near term but no long term increase in lifetime defaults 69 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002 0.1311 0.1668 0.17 0.1563 0.1482 0.1361 0.1502 0.1308 0.0984 0.0756 0.0774 0.0794 0.0977 0.0882 0.0748 0.0799 0.0662 0.0522 0.0628 0.0635 0.0678 0.068 0.0555 0.0497 0.0276 0.0235 0.0157 0.0149 0.0114 0.0096 0.0106 2003 0.1089 0.1051 0.1078 0.1409 0.1431 0.1517 0.096 0.1004 0.0914 0.1078 0.1227 0.1265 0.1121 0.1202 0.1006 0.0986 0.1019 0.1121 0.1134 0.1194 0.0989 0.09 0.0514 0.0428 0.0302 0.0279 0.0199 0.018 0.0164 2004 0.1487 0.1678 0.0978 0.1123 0.1036 0.1233 0.1348 0.1437 0.1252 0.1358 0.1147 0.1213 0.126 0.1336 0.1318 0.1461 0.1176 0.1109 0.0611 0.051 0.0374 0.0353 0.0248 0.0216 0.021 2005 0.113 0.144 0.1388 0.1852 0.1627 0.1798 0.143 0.1646 0.1653 0.184 0.1721 0.2079 0.1641 0.1553 0.0845 0.0716 0.0563 0.0539 0.038 0.0344 0.0329 2006 0.1477 0.1576 0.1239 0.1755 0.1763 0.2011 0.181 0.2343 0.1871 0.1789 0.0924 0.0812 0.0646 0.0656 0.0462 0.0433 0.039 2007 0.1388 0.1665 0.1576 0.2365 0.1854 0.1882 0.0996 0.0899 0.0744 0.0792 0.0591 0.0545 0.0497 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 2002 0.1311 0.1668 0.17 0.1563 0.1482 0.1361 0.1502 0.1308 0.0984 0.0756 0.0774 0.0794 0.0977 0.0882 0.0748 0.0799 0.0662 0.0522 0.0628 0.0635 0.0678 0.068 0.0555 0.0497 0.0276 0.0235 0.0157 0.0149 0.0114 0.0096 0.0106 2003 0.1089 0.1051 0.1078 0.1409 0.1431 0.1517 0.096 0.1004 0.0914 0.1078 0.1227 0.1265 0.1121 0.1202 0.1006 0.0986 0.1019 0.1121 0.1134 0.1194 0.0989 0.09 0.0514 0.0428 0.0302 0.0279 0.0199 0.018 0.0164 2004 0.1487 0.1678 0.0978 0.1123 0.1036 0.1233 0.1348 0.1437 0.1252 0.1358 0.1147 0.1213 0.126 0.1336 0.1318 0.1461 0.1176 0.1109 0.0611 0.051 0.0374 0.0353 0.0248 0.0216 0.021 2005 0.113 0.144 0.1388 0.1852 0.1627 0.1798 0.143 0.1646 0.1653 0.184 0.1721 0.2079 0.1641 0.1553 0.0845 0.0716 0.0563 0.0539 0.038 0.0344 0.0329 2006 0.1477 0.1576 0.1239 0.1755 0.1763 0.2011 0.181 0.2343 0.1871 0.1789 0.0924 0.0812 0.0646 0.0656 0.0462 0.0433 0.039 2007 0.1388 0.1665 0.1576 0.2365 0.1854 0.1882 0.0996 0.0899 0.0744 0.0792 0.0591 0.0545 0.0497

Private Credit ABS Trusts - 31-60 Day Delinquencies 70 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002 0.0181 0.029 0.0191 0.0283 0.0235 0.0284 0.0219 0.0243 0.025 0.0242 0.0197 0.0226 0.0232 0.0222 0.023 0.0237 0.024 0.022 0.0163 0.0168 0.019 0.0184 0.0199 0.0211 0.0268 0.0306 0.0223 0.0264 0.024 0.0283 0.0255 2003 0.0122 0.025 0.0167 0.0288 0.0204 0.0285 0.0197 0.0299 0.021 0.0248 0.0208 0.0253 0.0235 0.0259 0.0242 0.0269 0.0193 0.0231 0.0227 0.019 0.023 0.0238 0.0297 0.033 0.0278 0.0259 0.0277 0.0306 0.0284 2004 0.0248 0.0331 0.0208 0.0336 0.0234 0.0338 0.0241 0.0321 0.0284 0.0313 0.0269 0.0305 0.0218 0.0251 0.0241 0.0214 0.0249 0.0251 0.0316 0.037 0.0283 0.0274 0.0302 0.0329 0.0293 2005 0.0224 0.0327 0.0182 0.028 0.0259 0.0312 0.0232 0.0316 0.0239 0.0272 0.0256 0.0218 0.0263 0.0234 0.0318 0.0388 0.0302 0.0281 0.0317 0.0327 0.0315 2006 0.0265 0.0402 0.0207 0.0314 0.0229 0.0301 0.0228 0.0249 0.0263 0.0291 0.0339 0.0425 0.0329 0.0347 0.0346 0.0392 0.0361 2007 0.0116 0.0227 0.0138 0.0174 0.0203 0.0264 0.0283 0.0423 0.0311 0.033 0.0317 0.0362 0.0364 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 2002 0.0181 0.029 0.0191 0.0283 0.0235 0.0284 0.0219 0.0243 0.025 0.0242 0.0197 0.0226 0.0232 0.0222 0.023 0.0237 0.024 0.022 0.0163 0.0168 0.019 0.0184 0.0199 0.0211 0.0268 0.0306 0.0223 0.0264 0.024 0.0283 0.0255 2003 0.0122 0.025 0.0167 0.0288 0.0204 0.0285 0.0197 0.0299 0.021 0.0248 0.0208 0.0253 0.0235 0.0259 0.0242 0.0269 0.0193 0.0231 0.0227 0.019 0.023 0.0238 0.0297 0.033 0.0278 0.0259 0.0277 0.0306 0.0284 2004 0.0248 0.0331 0.0208 0.0336 0.0234 0.0338 0.0241 0.0321 0.0284 0.0313 0.0269 0.0305 0.0218 0.0251 0.0241 0.0214 0.0249 0.0251 0.0316 0.037 0.0283 0.0274 0.0302 0.0329 0.0293 2005 0.0224 0.0327 0.0182 0.028 0.0259 0.0312 0.0232 0.0316 0.0239 0.0272 0.0256 0.0218 0.0263 0.0234 0.0318 0.0388 0.0302 0.0281 0.0317 0.0327 0.0315 2006 0.0265 0.0402 0.0207 0.0314 0.0229 0.0301 0.0228 0.0249 0.0263 0.0291 0.0339 0.0425 0.0329 0.0347 0.0346 0.0392 0.0361 2007 0.0116 0.0227 0.0138 0.0174 0.0203 0.0264 0.0283 0.0423 0.0311 0.033 0.0317 0.0362 0.0364

Private Credit ABS Trusts - 61-90 Day Delinquencies 71 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002 0.008 0.0175 0.0116 0.0162 0.0128 0.0134 0.0115 0.0154 0.0151 0.0118 0.0075 0.0097 0.007 0.0081 0.0078 0.0103 0.0086 0.012 0.0062 0.0078 0.0076 0.007 0.0071 0.0083 0.009 0.0148 0.0112 0.0132 0.012 0.0153 0.0124 2003 0.003 0.0102 0.0065 0.0194 0.0093 0.0161 0.0101 0.0157 0.008 0.013 0.0081 0.0137 0.0091 0.0137 0.0107 0.0155 0.0075 0.0113 0.0099 0.0084 0.0094 0.0127 0.0125 0.0201 0.0148 0.0163 0.0168 0.0186 0.0121 2004 0.0098 0.0158 0.0105 0.019 0.0082 0.0155 0.0084 0.0143 0.0096 0.015 0.0108 0.0184 0.0088 0.014 0.0122 0.0089 0.0096 0.0154 0.0142 0.0228 0.0142 0.0179 0.0178 0.0189 0.0125 2005 0.0088 0.013 0.0073 0.0169 0.0086 0.0183 0.0103 0.0229 0.0097 0.0199 0.0132 0.0122 0.01 0.0183 0.016 0.0284 0.014 0.0229 0.0203 0.0226 0.0125 2006 0.0086 0.0133 0.0069 0.0189 0.0079 0.0174 0.0107 0.0131 0.0094 0.0204 0.0163 0.0304 0.0162 0.0239 0.0207 0.0276 0.0149 2007 0.0037 0.0085 0.0053 0.0117 0.006 0.0199 0.0126 0.0322 0.0152 0.0238 0.0198 0.0297 0.0163 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 2002 0.008 0.0175 0.0116 0.0162 0.0128 0.0134 0.0115 0.0154 0.0151 0.0118 0.0075 0.0097 0.007 0.0081 0.0078 0.0103 0.0086 0.012 0.0062 0.0078 0.0076 0.007 0.0071 0.0083 0.009 0.0148 0.0112 0.0132 0.012 0.0153 0.0124 2003 0.003 0.0102 0.0065 0.0194 0.0093 0.0161 0.0101 0.0157 0.008 0.013 0.0081 0.0137 0.0091 0.0137 0.0107 0.0155 0.0075 0.0113 0.0099 0.0084 0.0094 0.0127 0.0125 0.0201 0.0148 0.0163 0.0168 0.0186 0.0121 2004 0.0098 0.0158 0.0105 0.019 0.0082 0.0155 0.0084 0.0143 0.0096 0.015 0.0108 0.0184 0.0088 0.014 0.0122 0.0089 0.0096 0.0154 0.0142 0.0228 0.0142 0.0179 0.0178 0.0189 0.0125 2005 0.0088 0.013 0.0073 0.0169 0.0086 0.0183 0.0103 0.0229 0.0097 0.0199 0.0132 0.0122 0.01 0.0183 0.016 0.0284 0.014 0.0229 0.0203 0.0226 0.0125 2006 0.0086 0.0133 0.0069 0.0189 0.0079 0.0174 0.0107 0.0131 0.0094 0.0204 0.0163 0.0304 0.0162 0.0239 0.0207 0.0276 0.0149 2007 0.0037 0.0085 0.0053 0.0117 0.006 0.0199 0.0126 0.0322 0.0152 0.0238 0.0198 0.0297 0.0163

Private Credit ABS Trusts - 90+ Day Delinquencies As expected, later stage delinquency has increased due to tightening of Forbearance and the current economic environment 72 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002 0.012 0.0054 0.0091 0.0077 0.0118 0.0121 0.0154 0.0155 0.0197 0.013 0.0137 0.0148 0.0076 0.0079 0.0084 0.0087 0.0079 0.0158 0.0092 0.008 0.008 0.0107 0.0097 0.0101 0.0144 0.0216 0.0332 0.0306 0.0343 0.0349 0.0344 2003 0.003 0.0056 0.0089 0.0089 0.0141 0.0144 0.0184 0.0125 0.0162 0.0156 0.0074 0.0088 0.0103 0.0116 0.0117 0.0179 0.0136 0.0111 0.0126 0.0141 0.0124 0.0156 0.0179 0.0294 0.0465 0.0429 0.0413 0.0451 0.0455 2004 0.0108 0.0126 0.0145 0.0121 0.0159 0.0145 0.0087 0.0096 0.0114 0.0145 0.0128 0.0183 0.0171 0.0146 0.0139 0.0166 0.0161 0.0181 0.0201 0.0324 0.0534 0.0462 0.0446 0.0487 0.0489 2005 0.0028 0.0123 0.0052 0.008 0.0099 0.0137 0.0098 0.0159 0.0197 0.0203 0.0179 0.022 0.0223 0.0248 0.0234 0.0378 0.0647 0.0526 0.0497 0.0558 0.0583 2006 0.009 0.0101 0.008 0.0113 0.0147 0.0162 0.0138 0.0201 0.0234 0.0262 0.0239 0.039 0.0661 0.0551 0.0499 0.0543 0.0621 2007 0.0033 0.0041 0.0048 0.0094 0.0151 0.0183 0.02 0.03 0.063 0.0492 0.0453 0.0507 0.0614 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 2002 0.012 0.0054 0.0091 0.0077 0.0118 0.0121 0.0154 0.0155 0.0197 0.013 0.0137 0.0148 0.0076 0.0079 0.0084 0.0087 0.0079 0.0158 0.0092 0.008 0.008 0.0107 0.0097 0.0101 0.0144 0.0216 0.0332 0.0306 0.0343 0.0349 0.0344 2003 0.003 0.0056 0.0089 0.0089 0.0141 0.0144 0.0184 0.0125 0.0162 0.0156 0.0074 0.0088 0.0103 0.0116 0.0117 0.0179 0.0136 0.0111 0.0126 0.0141 0.0124 0.0156 0.0179 0.0294 0.0465 0.0429 0.0413 0.0451 0.0455 2004 0.0108 0.0126 0.0145 0.0121 0.0159 0.0145 0.0087 0.0096 0.0114 0.0145 0.0128 0.0183 0.0171 0.0146 0.0139 0.0166 0.0161 0.0181 0.0201 0.0324 0.0534 0.0462 0.0446 0.0487 0.0489 2005 0.0028 0.0123 0.0052 0.008 0.0099 0.0137 0.0098 0.0159 0.0197 0.0203 0.0179 0.022 0.0223 0.0248 0.0234 0.0378 0.0647 0.0526 0.0497 0.0558 0.0583 2006 0.009 0.0101 0.008 0.0113 0.0147 0.0162 0.0138 0.0201 0.0234 0.0262 0.0239 0.039 0.0661 0.0551 0.0499 0.0543 0.0621 2007 0.0033 0.0041 0.0048 0.0094 0.0151 0.0183 0.02 0.03 0.063 0.0492 0.0453 0.0507 0.0614

Private Credit ABS Trusts - Annualized Gross Charge-offs (1) For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option. Charge-off levels first increased in 2007 and have remained elevated through the economic downturn As is typical, more recent Trusts with a greater percentage of borrowers first entering repayment continue to exhibit higher charge-offs 73 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002 0.0002 0.0012 0.0032 0.0014 0.0022 0.0016 0.0069 0.0047 0.0091 0.0146 0.008 0.0199 0.0218 0.012 0.0084 0.0132 0.0132 0.0308 0.0302 0.027 0.0204 0.0251 0.0227 0.0237 0.0286 0.0329 0.0464 0.0599 0.0406 0.0348 0.0383 2003 0.0004 0.0019 0.001 0.0011 0.0054 0.0056 0.0051 0.0075 0.0057 0.0143 0.0153 0.0087 0.0074 0.0116 0.0128 0.0337 0.0322 0.0335 0.0245 0.0343 0.0333 0.0298 0.0357 0.0401 0.0631 0.084 0.0627 0.0457 0.049 2004 0.0018 0.0079 0.0036 0.0049 0.0043 0.008 0.0075 0.0062 0.0061 0.0075 0.0102 0.0327 0.0299 0.0337 0.0278 0.036 0.037 0.0356 0.0402 0.0426 0.0678 0.0922 0.0641 0.0495 0.0585 2005 0.0015 0.0026 0.0033 0.0012 0.0038 0.0025 0.0033 0.0136 0.0175 0.0237 0.0254 0.0402 0.0419 0.0366 0.039 0.0445 0.0707 0.1031 0.0696 0.0546 0.0663 2006 0.0016 0.0021 0.0027 0.0131 0.0135 0.0142 0.018 0.0248 0.0324 0.0349 0.0306 0.0385 0.0609 0.0974 0.0699 0.0615 0.0593 2007 0.0065 0.0082 0.01 0.0137 0.0215 0.0261 0.0262 0.0352 0.0492 0.0961 0.0642 0.0583 0.0634

Private Credit ABS Trusts - Historical Cumulative Gross Charge-Offs(1) (1) For SLM Private Credit Student Loan Trusts issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that (i) become 180+ days delinquent and/or (ii) have a borrower who filed for bankruptcy or died . Prior to November 1, 2008, the servicer exercised this repurchase option and actual charge-offs in these trusts equaled zero. Beginning November 1, 2008, the servicer ceased purchasing from the trust loans that are more than 180 days delinquent. For the purposes of comparison across all deals, this chart reflects trust charge-offs for SLM Private Credit Student Loan Trusts issued prior to 2005-B as if the servicer had never exercised its repurchase option. 74 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 2002 0 0.0002 0.0006 0.0009 0.0012 0.0014 0.0026 0.0034 0.0049 0.0075 0.0089 0.0123 0.0159 0.0179 0.0192 0.0213 0.0233 0.028 0.0323 0.0361 0.0389 0.0422 0.0452 0.0482 0.0519 0.056 0.0618 0.0691 0.0739 0.0779 0.0822 2003 0 0.0001 0.0002 0.0003 0.0009 0.0015 0.0022 0.0033 0.0041 0.0061 0.0083 0.0096 0.0107 0.0124 0.0143 0.0192 0.0238 0.0284 0.0317 0.0363 0.0407 0.0446 0.0495 0.0548 0.0633 0.0744 0.0825 0.0883 0.0944 2004 0.0001 0.0006 0.0009 0.0013 0.0018 0.0026 0.0035 0.0042 0.005 0.006 0.0074 0.012 0.0161 0.0207 0.0245 0.0294 0.0345 0.0394 0.0452 0.0514 0.0614 0.0747 0.0839 0.0909 0.0991 2005 0.0001 0.0001 0.0003 0.0004 0.0007 0.0009 0.0013 0.0027 0.0046 0.0071 0.0102 0.0149 0.0201 0.0247 0.0305 0.0371 0.0478 0.0635 0.0742 0.0825 0.0926 2006 0 0.0001 0.0003 0.0012 0.0022 0.0033 0.005 0.0074 0.0107 0.0145 0.0187 0.0242 0.0331 0.0476 0.0585 0.0682 0.0777 2007 0.0003 0.0007 0.0014 0.0024 0.004 0.0063 0.0092 0.0134 0.0195 0.0319 0.0412 0.0498 0.0593 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002 0 0.0002 0.0006 0.0009 0.0012 0.0014 0.0026 0.0033 0.0049 0.0075 0.0089 0.0123 0.0159 0.0178 0.0192 0.0212 0.0233 0.0279 0.0323 0.0361 0.0388 0.0422 0.0451 0.0481 0.0518 0.056 0.0618 0.0691 0.0739 0.0779 0.0822 2003 0 0.0001 0.0002 0.0003 0.0009 0.0015 0.0022 0.0033 0.0041 0.0061 0.0083 0.0096 0.0107 0.0123 0.0143 0.0192 0.0238 0.0284 0.0317 0.0362 0.0406 0.0446 0.0494 0.0548 0.0633 0.0744 0.0825 0.0883 0.0944 2004 0.0001 0.0006 0.0009 0.0013 0.0018 0.0026 0.0035 0.0042 0.005 0.006 0.0074 0.012 0.0161 0.0206 0.0245 0.0293 0.0344 0.0393 0.0452 0.0514 0.0614 0.0747 0.0839 0.0909 0.0991 2005 0.0001 0.0001 0.0003 0.0004 0.0007 0.0009 0.0013 0.0027 0.0046 0.0071 0.0102 0.0149 0.02 0.0247 0.0304 0.0371 0.0478 0.0635 0.0742 0.0825 0.0926 2006 0 0.0001 0.0003 0.0012 0.0022 0.0033 0.005 0.0073 0.0107 0.0145 0.0187 0.0241 0.0331 0.0476 0.0585 0.0682 0.0777 2007 0.0003 0.0007 0.0014 0.0023 0.004 0.0062 0.0092 0.0134 0.0195 0.0319 0.0412 0.0498 0.0593

SLM Private Credit ABS Trusts - Prepayment Analysis Historical SLM Private Credit ABS CPRs Constant prepayment rates increased in 2007 due to the introduction of Private Credit Consolidation loans, but then declined accordingly following SLM's decision to suspend its consolidation loan program 11/30/2002 2/28/2003 5/31/2003 8/31/2003 11/30/2003 2/29/2004 5/31/2004 8/31/2004 11/30/2004 2/28/2005 5/31/2005 8/31/2005 11/30/2005 2/28/2006 5/31/2006 8/31/2006 11/30/2006 2/28/2007 5/31/2007 8/31/2007 11/30/2007 2/29/2008 5/31/2008 8/31/2008 11/30/2008 2/28/2009 5/31/2009 8/31/2009 11/30/2009 2/28/2010 5/31/2010 2002-A 0.02 0.01 0.01 0.01 0.01 0.02 0.02 0.03 0.04 0.05 0.07 0.05 0.06 0.07 0.09 0.08 0.11 0.11 0.09 0.07 0.08 0.0945 0.0636 0.0413 0.0473 0.0546 0.0647 0.0501 0.047 0.0607 2003-A 0.0236172 0.0209585 0.0213033 0.0220455 0.0266651 0.0260547 0.0330885 0.0388733 0.0594678 0.0468802 0.0474262 0.0590022 0.0766511 0.0620133 0.0898985 0.0930055 0.0822731 0.0571616 0.0651318 0.0938 0.0586 0.0482 0.0447 0.0572 0.0653 0.056 0.0531 0.0564 2003-B 0.0196991 0.0190606 0.0206465 0.0202833 0.0200219 0.0245259 0.0315476 0.0482446 0.0326783 0.039373 0.044897 0.0707957 0.0685625 0.1060034 0.0909016 0.083898 0.0585169 0.0683136 0.0937 0.054 0.0434 0.042 0.062 0.0668 0.0561 0.0474 0.0617 2003-C 0.0152843 0.0160452 0.014292 0.0180218 0.0179457 0.0283099 0.0361233 0.0304271 0.0367122 0.0447702 0.0722085 0.067429 0.1017183 0.0967132 0.0777458 0.057986 0.0766992 0.092 0.058 0.0429 0.0408 0.0553 0.0721 0.0586 0.0486 0.0613 2004-A 0.0187456 0.0166026 0.0164751 0.029934 0.0322261 0.0245132 0.0307617 0.0418472 0.0692516 0.0711425 0.1100171 0.0959807 0.0898134 0.0642664 0.0778312 0.0992 0.0653 0.0523 0.0468 0.0606 0.0753 0.0646 0.0546 0.0686 2004-B 0.0195699 0.0186244 0.0241702 0.0302471 0.0221029 0.0304168 0.03491 0.062598 0.068949 0.1246455 0.0951131 0.090922 0.0774936 0.106146 0.1023 0.0579 0.0397 0.0449 0.0542 0.0707 0.0531 0.0473 0.0609 2005-A 0.0319776 0.022261 0.0243768 0.0328796 0.0597171 0.0610083 0.0990818 0.0793967 0.0819435 0.064987 0.1045868 0.1033 0.0572 0.0438 0.0457 0.0592 0.0782 0.0608 0.0541 0.0704 2005-B 0.0242175 0.0279132 0.0573982 0.0555737 0.094908 0.0719371 0.073013 0.0529046 0.0893389 0.0782 0.0405 0.0297 0.0426 0.0531 0.0704 0.0549 0.0467 0.0584 2006-A 0.0476348 0.0500356 0.0857629 0.0634152 0.0664913 0.0531197 0.084535 0.0687 0.036 0.0232 0.0356 0.0434 0.0572 0.0462 0.0453 0.0508 2006-B 0.0447179 0.082504 0.0619091 0.0673478 0.0496674 0.0736355 0.0719 0.0388 0.0273 0.0331 0.0503 0.071 0.0529 0.0528 0.0554 2006-C 0.0677068 0.0683649 0.0645688 0.0526468 0.0767421 0.0719 0.038 0.0262 0.0396 0.0516 0.0725 0.0575 0.0533 0.0627 2007-A 0.0552171 0.0457742 0.0630612 0.0559 0.0274 0.0185 0.0277 0.033 0.0517 0.0387 0.0396 0.0485 75

SLM Appendix 76

GAAP to Core Earnings Reconciliation 77

Additional Information Available at www.salliemae.com 78

Debt Investor Relations Contact Information Debt Investor Relations Contact Information Debt Investor Relations Contact Information 79